UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2005

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Delaware	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of The Greenbrier Companies, Inc. (the “Company”) amended the Rights Agreement between the Company and EquiServe Trust Company, N.A. dated July 13, 2004 (the “Rights Agreement”), as amended on November 9, 2004, by adopting Amendment No. 2 attached hereto.

The Rights Agreement previously defined Alan James, the former Chairman of the Board, and William A. Furman, the Company’s President, Chief Executive Officer and director, each to be a “Grandfathered Stockholder” for purposes of the Rights Agreement. In connection with Mr. James’s death on January 28, 2005, the Board of Directors amended the Rights Agreement to include in the definition of “Grandfathered Stockholder” the respective estates of Messrs. James and Furman.

Attached as Exhibit 4.3 and incorporated by reference herein is a copy of Amendment No. 2 to the Rights Agreement.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits:

     4.1 Rights Agreement dated as of July 13, 2004 between the Company and EquiServe Trust Company, N.A. incorporated herein by reference to the registration statement on Form 8-A filed by the Company with the Securities and Exchange Commission on September 16, 2004.

     4.2 Amendment No. 1 to Rights Agreement dated as of July 13, 2004 between the Company and EquiServe Trust Company, N.A. incorporated herein by reference to the current report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 15, 2004.

     4.3 Amendment No. 2 to Rights Agreement dated as of July 13, 2004 between the Company and EquiServe Trust Company, N.A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: February 9,2005	By:	/s/ Larry G. Brady
Larry G. Brady
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)